SCHEDULE 14A
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
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Check the appropriate box:
☐     Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑     Definitive Proxy Statement
☐     Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
NATIONAL INTERSTATE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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3250 Interstate Drive
Richfield, Ohio 44286-9000
Notice of Annual Meeting of Shareholders
and Proxy Statement
To Be Held On May 24, 2005
Dear Shareholder:
      We invite you to attend our Annual Meeting of Shareholders on Tuesday, May 24, 2005 at 10:00 AM, at 3250 Interstate Drive, Richfield, Ohio. In connection with the meeting, we will report on our operations, and you will have an opportunity to meet our directors and executives.
      This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how our Board of Directors operates and provides information about the director candidates.
      All shareholders are important to us. We want your shares to be represented at the meeting and urge you to vote by promptly returning a properly completed proxy form.

Sincerely,

Alan R. Spachman
Chairman of the Board and President
Richfield, Ohio
April 22, 2005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF NATIONAL INTERSTATE CORPORATION

Date:	Tuesday, May 24, 2005

Time:	10:00 AM Eastern Daylight Savings Time

Place:	3250 Interstate Drive Richfield, Ohio 44286-9000

Purpose:	1. Elect four directors

2. Ratify independent registered public accounting firm

3. Conduct other business if properly raised

Record Date:	March 28, 2005 — Shareholders registered in the records of the Company or its agents on that date are entitled to receive notice of and to vote at the meeting.

Mailing Date:	The approximate mailing date of this proxy statement and accompanying proxy form is April 28, 2005.
Your vote is important
Whether or not you attend the meeting, you may vote by mailing a signed proxy form, which is the bottom portion of the enclosed perforated form. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy in writing at any time before the vote is taken at the meeting by submitting a later-dated proxy form.

REQUESTS FOR FORM 10-K
      A copy of the Company’s current Annual Report, which includes Form 10-K, accompanies the Proxy Statement mailed to all shareholders on or about April 28, 2005. Additional copies of Form 10-K are available, upon written request, without charge, to any shareholder who writes to Michael Bourgan, Vice President, Investor Relations, National Interstate Corporation, 3250 Interstate Drive, Richfield Ohio 44286-9000.

GENERAL INFORMATION
      This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of National Interstate Corporation (“National Interstate” or the “Company”), to be held at 10:00 AM, Cleveland time, on Tuesday, May 24, 2005, at 3250 Interstate Drive, Richfield, Ohio 44286, and at any adjournment thereof. This statement, the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2004 and the accompanying proxy will be sent to shareholders on or about April 28, 2005.
Record Date; Shares Outstanding
      As of March 28, 2005, the record date for determining shareholders entitled to notice of and to vote at the meeting, the Company had approximately 18,965,200 shares of common stock deemed outstanding and eligible to vote, which excludes 2,510,000 shares owned by a Company subsidiary. Under Ohio law, shares held by subsidiaries are not entitled to vote and are therefore not considered to be outstanding for purposes of the meeting. Each share of outstanding common stock is entitled to one vote on each matter to be presented at the meeting. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes are counted for purposes of determining a quorum, but will have no effect on the outcome of any matter voted on at the meeting.
Cumulative Voting
      Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned on the record date by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees, as the shareholder desires. Nominees who receive the greatest number of votes will be elected. In order to invoke cumulative voting, notice of cumulative voting must be given in writing to the Secretary of the Company not less than 48 hours before the meeting.
Proxies and Voting Procedures
      Solicitation of proxies through the mail, in person and otherwise, is being made by management at the direction of National Interstate Corporation’s Board of Directors, without additional compensation. National Interstate Corporation will pay all costs of soliciting proxies. In addition, National Interstate Corporation will request brokers and other custodians, nominees and fiduciaries to forward proxy-soliciting material to the beneficial owners of shares held of record by such persons at the Company’s expense.
      Registered shareholders may vote by completing a proxy form and mailing it to the proxy tabulator, National City Bank. Shareholders whose shares are held in the name of a broker, bank or other nominee should refer to the proxy card or the information forwarded by such broker, bank or other nominee. To vote, shareholders should complete and sign the bottom portion of the proxy form and return only that portion to the proxy tabulator.
      Shareholders whose shares are held in the name of a broker, bank or other nominee should refer to the proxy card or the information forwarded by such broker, bank or other nominee to see what voting options are available to them.
      If a choice is specified on a properly executed proxy form, the shares will be voted accordingly. If a proxy form is signed without a preference indicated, those shares will be voted “FOR” the election of the four nominees proposed by the Board of Directors and “FOR” the ratification of the Company’s independent registered public accounting firm. The authority solicited by this Proxy Statement includes discretionary authority to cumulate votes in the election of directors. If any other matters properly come before the meeting or any adjournment thereof, each properly executed proxy form will be voted in the discretion of the proxies named therein.
      A shareholder may revoke a prior vote by writing to the Secretary of National Interstate Corporation at the Company’s principal offices or by properly executing and delivering a proxy bearing a later date. In addition, persons attending the meeting in person may withdraw their proxies at the meeting and then vote in person.
      With respect to Proposal No. 1, the four nominees who receive the greatest number of votes will be elected. Proposal No. 2 will be adopted only if it receives approval of majority vote of those shares cast at the meeting.
Adjournment and Other Matters
      Approval of a motion for adjournment or other matters brought before the meeting requires the affirmative vote of a majority of the shares voting at the meeting. Management knows of no other matters to be presented at the meeting other than those stated in this document.
MATTERS TO BE CONSIDERED
Proposal No. 1 Elect Four Directors
      The Board of Directors oversees the management of the Company on your behalf. The Board reviews National Interstate Corporation’s long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the President, setting the scope of his authority to manage the Company’s business day-to-day, and evaluating management’s performance.
      Our Board of Directors is currently comprised of eight directors divided into two classes. Each director serves for a two-year term except that the term for the directors in Class I will expire at this year’s annual meeting of shareholders. Theodore H. Elliott, Jr., Gary J. Gruber, Donald D. Larson and K. Brent Somers are our current Class I directors. Keith A. Jensen, James C. Kennedy, Joel Schiavone and Alan R. Spachman are our current Class II directors. Our Board of Directors has determined that three of our current eight directors, Mr. Elliott, Mr. Somers and Mr. Schiavone are “independent” in accordance with Nasdaq National Market listing standards and Securities and Exchange Commission regulations. We are not required to have a majority of independent directors on our Board as would otherwise be required by the rules of the Nasdaq National Market because of the “controlled company” exemption from these rules that applies to companies where more than 50% of the shareholder voting power is held by an individual, a group or another company. As described elsewhere in this proxy statement, Great American Insurance Company holds approximately 54% of our voting power.
      The Board of Directors has nominated four individuals to hold office until the 2007 Annual Meeting of Shareholders and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nominee designated by the Board of Directors but, in any event, no proxy may be voted for more than four nominees. The four nominees who receive the greatest number of votes will be elected.
      The nominees for election as Class I members of the Board of Directors are:

Theodore H. Elliott, Jr. Director since 1989	Since 1981, Mr. Elliott has been in the venture capital business as the chairman of Prime Capital Management Company, Inc. and as a private investor. Prime Capital was a founding investor in National Interstate in 1989. Prior to Prime Capital Management, Mr. Elliott was vice president of General Electric’s venture capital subsidiary. From 1960 to 1974, Mr. Elliott was employed by Clark, Dodge & Co., Inc. in various positions. His last position was the head of investment banking. Mr. Elliott is a director of MUPAC, a subsidiary of Carlo Gavazzi Holding AG (Swiss), and Input/ Output (NYSE). Mr. Elliott is a Chartered Financial Analyst, a member of the New York Society of Security Analysts and a member of the New York and Connecticut Bar Associations. Mr. Elliott has a B.A. and M.B.A. from Harvard University and a J.D. degree from New York University Law School. Mr. Elliott is a member of the Audit and Compensation Committees.

Gary J. Gruber Director since April 1991	Mr. Gruber joined the accounting department of Great American Insurance Company, our largest shareholder, in July 1977 and was promoted to assistant vice president in September 1983; vice president in 1987; controller in 1988 and then senior vice president and treasurer in 1990. Mr. Gruber currently serves as senior vice president and has served as a member of the Board of Directors of Great American Insurance Company since 1993. Mr. Gruber holds a B.B.A. degree from the University of Cincinnati and is a Certified Public Accountant (inactive). Mr. Gruber is a member of the Nominating/ Corporate Governance Committee.

Donald D. Larson Director since April 1991	Mr. Larson served as our Chairman from April 1993 until June 2004. Mr. Larson began his career in the finance division of American Financial Group, Inc. in 1973 and joined Great American Insurance Company, our largest shareholder, in May 1981 as vice president and was promoted to senior vice president in 1983. Mr. Larson was named executive vice president and president, specialty group, for the Great American Property and Casualty Insurance Group in 1999 and has served on the Board of Directors of Great American Insurance Company, our largest shareholder, since 1988. Mr. Larson holds a B.B.A. degree from Ohio University, is a Certified Public Accountant (inactive) and holds a CPCU designation. Mr. Larson is a member of the Compensation and Nominating/ Corporate Governance Committees.

K. Brent Somers Director since January 2005	Mr. Somers has been the president of Somers & Associates LLC, a management-consulting firm, since 2002. Prior to founding Somers & Associates, Mr. Somers was senior executive vice president and chief financial officer of KeyCorp from 1996 to 2002. He was chief financial officer of the United States Shoe Corporation from 1990 to 1995. Mr. Somers serves on the board of directors of The Boyds Collection Ltd. where he serves as chairman of the Audit Committee. He also serves on the board of Catholic Healthcare Partners, where he serves as chairman of the finance and strategy committee and a member of the Governance Committee. Mr. Somers has a B.S. degree from Utah State University and a M.B.A. degree from Brigham Young University. Mr. Somers is a member of the Compensation Committee and is Chair of the Audit Committee.
      The Board of Directors recommends that shareholders vote FOR the election of these four nominees as directors.

      Below is information about our Class II directors:

Keith A. Jensen Director since April 2000	Mr. Jensen has served as senior vice president of American Financial Group, Inc. since February 1999 and was named its chief financial officer in January 2005. Mr. Jensen joined the Great American Property and Casualty Insurance Group in October 1999 as senior vice president and chief financial officer and was promoted to executive vice president in March 2004. Mr. Jensen has served on the Board of Directors of Great American Insurance Company, our largest shareholder, since 1999. From February 2003 to December 2003, Mr. Jensen served on the Board of Directors of Infinity Property & Casualty Corporation. Before working with American Financial Group, Inc. Mr. Jensen was a partner with Deloitte & Touche LLP where he began his career in 1975. Mr. Jensen holds a B.S. degree and a Master of Accountancy degree from Brigham Young University and is a Certified Public Accountant (inactive). Mr. Jensen is a member of the Compensation Committee.

James C. Kennedy Director since January 2005	James C. Kennedy began serving on our Board of Directors in January 2005. Mr. Kennedy is currently the vice president, deputy general counsel and secretary of American Financial Group, Inc., parent of our largest shareholder, and has served in that capacity since 1998. Mr. Kennedy joined American Financial in 1976 as a staff attorney, was named secretary in 1984, deputy general counsel in 1988 and vice president in 1998. Mr. Kennedy holds B.B.A. and J.D. degrees from the University of Cincinnati. Mr. Kennedy is a member of the Nominating/ Corporate Governance Committee.

Joel Schiavone Director from January 1989 until December 1989 and then re-elected in 2002	Joel Schiavone has served on our Board of Directors on two occasions. Mr. Schiavone was our founding Chairman and served in this capacity from January 1989 until December 1989. Mr. Schiavone was re-elected to the Board in 2002. Since 1999, Mr. Schiavone has been the managing partner of three New Haven based real estate companies: Missy LLC, Missy 2 LLC and Dragon Point LLC. Prior to that, from 1979 to 1999, Mr. Schiavone was the owner and chief executive officer of Schiavone Corporation, a holding company for a variety of investments. Mr. Schiavone is a graduate of Yale University and Harvard Business School. Mr. Schiavone is a member of the Audit and Nominating/ Corporate Governance Committees.

Alan R. Spachman Director since 1989	Alan R. Spachman is our founder and has served as our President since our incorporation in 1989 and our Chairman since June 2004. From January 1, 1984 through 1988, Mr. Spachman was a senior vice president at Progressive Corporation, an insurance company, where he initiated their passenger transportation insurance business. Mr. Spachman began his career in 1971 as a human resources manager with Collins and Aikman, Inc., a leading manufacturer of textiles. In 1974, Mr. Spachman joined Frito-Lay, Inc., a food company, where he served in various labor relations and human resource management positions until December 1983. Mr. Spachman holds a B.S. in Business Administration and an M.B.A. from the University of Rhode Island. Mr. Spachman served on the Board of Directors of the United Motorcoach Association, a national trade association for a term that expired February 2005.

Proposal No. 2 Ratification of the Company’s Independent Registered Public Accounting Firm
      The Company’s Audit Committee Charter provides that the Audit Committee shall appoint annually a firm of independent registered public accountants to serve as auditors. In March 2005, the Audit Committee appointed Ernst & Young LLP to serve as auditors for 2005. Ernst & Young (or its predecessor) has served as the Company’s independent auditors since the Company’s founding.
      Although the Audit Committee has the sole authority to appoint auditors, it would like to know the opinion of shareholders regarding its appointment of Ernst & Young as auditors for 2005. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Ernst & Young.
Audit Fees and Non-Audit Fees
      The following table presents fees for professional audit services by Ernst & Young for the audit of the Company’s annual financial statements for the years ended December 31, 2004 and December 31, 2003, and fees billed for other services rendered by them during these periods.

	2004	2003

Audit fees(1)	$901,094	$238,926
Audit related fees(2)	—	21,574
Tax fees(3)	7,000	5,000
All other fees(4)	—	—

Total	$908,094	$265,500

(1)	Ernst & Young’s aggregate fees for services related to the audits of the GAAP financial statements, statutory insurance company audits, reviews of SEC filings and for quarterly reviews. The 2004 amount includes $593,644 related to the Company’s initial public offering filing.

(2)	Ernst & Young’s audit related services included reviews of certain account reconciliation and tests of Information Technology controls as of an interim date.

(3)	Ernst & Young’s tax fees included charges primarily related to the review of federal and state tax returns.

(4)	No other services were performed.
      Representatives of Ernst & Young are expected to be at the meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.
      The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Ernst & Young as independent registered public accounting firm for 2005.

PRINCIPAL SHAREHOLDERS
      The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding common shares as of March 28, 2005:

	Common	Percent of	Percent of
Name and Address of Beneficial Owner	Stock Held(1)	Class	Voting Power(2)

Alan R. Spachman	3,080,000	14.3%	16.2%
c/o National Interstate Corporation 3250 Interstate Drive Richfield, Ohio 44286
Great American Insurance Company	10,200,000	47.5%	53.8%
580 Walnut Street Cincinnati, Ohio 45202

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable. The table also includes the number of common shares that may be acquired pursuant to options that are currently exercisable or will be exercisable within 60 days of March 28, 2005.

(2)	Does not include shares held by our subsidiary, National Interstate Insurance Company. Under Ohio law, shares held by an issuer’s wholly-owned subsidiary do not have voting rights and are not counted for quorum purposes.
MANAGEMENT
      The table below provides information regarding our directors and executive officers as of March 31, 2005. There are no family relationships among any directors or executive officers.

			Director or
			Executive
Name	Age	Position	Since

Alan R. Spachman	57	Chairman of the Board and President	1989
David W. Michelson	47	Senior Vice President, Commercial Lines	1992
Terry E. Phillips	55	Vice President, Claims	1999
Gary N. Monda	48	Vice President and Chief Financial Officer	1999
Eric J. Raudins	38	Vice President, Personal Lines	2000
Michael A. Schroeder*	40	Vice President, Secretary and General Counsel	2002
Theodore H. Elliott, Jr.(1)(2)	69	Director	1991
Gary J. Gruber(3)	49	Director	1991
Keith A. Jensen(2)	54	Director	2000
Donald D. Larson(2)(3)	53	Director	1991
Joel Schiavone(1)(3)	68	Director	2001
James C. Kennedy(3)	54	Director	2005
K. Brent Somers(1)(2)(4)	56	Director	2005

*	As of April 30, 2005, Michael A. Schroeder is no longer an executive officer of the Company.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating/ Governance Committee.

(4)	Chair of the Audit Committee.

      For biographical information concerning the directors and nominees for director, please see pages 2-4.
      David W. Michelson has served as our Senior Vice President, Commercial Lines since January 2000. From June 1999 through December 1999, Mr. Michelson served as our Vice President, Commercial Lines. From October 1998 through June 1999, Mr. Michelson was the vice president, transportation for Reliance Insurance Company. From 1992 through September 1998, Mr. Michelson was our Vice President, Underwriting. Prior to joining our Company, Mr. Michelson held various positions at Liberty National Fire (Vesta Insurance Corp.) from July 1982 to July 1992 and Progressive Corporation from May 1979 to July 1982. Mr. Michelson holds a B.S. from Miami University and an M.B.A. from the University of Alabama at Birmingham.
      Terry E. Phillips has served as our Vice President, Claims since 1999. Prior to joining our Company in 1999, Mr. Phillips was senior vice president of claims for Continental National Indemnity from 1989 to 1999. Prior to that, Mr. Phillips served in both management and claims capacities for Midwestern Group from 1979 to 1989, USF&G from 1973 to 1976 and TransAmerica Group Insurance Companies from 1976 to 1979. Mr. Phillips holds a B.S. degree from the University of Toledo and an M.B.A. from Regent University.
      Gary N. Monda has served as our Vice President and Chief Financial Officer since April 1999. Prior to joining our Company, Mr. Monda was vice president, strategic planning from November 1998 to March 1999 for Victoria Financial Corporation, an insurance company. Prior to that, from December 1983 to September 1998, Mr. Monda held various financial and general management positions with Progressive Corporation, an insurance company. Mr. Monda also worked for four years, from 1979 to 1983, as a senior accountant at the public accounting firm of Ernst & Young LLP. Mr. Monda holds a B.S. degree in Mathematics and Accounting from Baldwin-Wallace College.
      Eric J. Raudins has served as our Vice President, Personal Lines since April 2000. Prior to joining our Company in April 2000, Mr. Raudins was an assistant vice president for Reliance Personal Insurance from 1994 until April 2000 and an actuary for Leader National Insurance from 1991 through 1993. Mr. Raudins holds a B.S. in Actuarial Science from The Ohio State University.
      Michael A. Schroeder has served as our Vice President, Secretary and General Counsel since May 2002. Prior to joining our Company, Mr. Schroeder served from March 1998 through May 2002 as vice president and general counsel of Dawson Managers, a firm engaged in the management, development and restructuring of insurance companies and programs. In 1997 and 1998, Mr. Schroeder held various senior level executive positions with Riscorp Inc., a property and casualty insurance company. Mr. Schroeder started his career as an associate attorney at Ulmer & Berne LLP, a law firm in Cleveland, Ohio. Mr. Schroeder holds a B.S. in Management from Tulane University and a J.D. from The Ohio State University School of Law.
Section 16(a) Beneficial Ownership Reporting Compliance
      Our common shares became registered pursuant to Section 12 of the Exchange Act in January 2005. As a result of such registration, Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file reports with the Securities and Exchange Commission. Such reports include initial reports of ownership of our common shares and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Executive officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file.
      Since our directors, executive officers and the holders of more than 10.0% of our common shares did not become subject to Section 16(a) until January 2005, they were not required to file reports under Section 16(a) for the fiscal year ended December 31, 2004.

Securities Ownership
      The following table sets forth information, as of March 28, 2005, concerning the beneficial ownership of equity securities of the Company and its subsidiaries by each director, the executive officers named in the Summary Compensation Table (see “Compensation” below) and by all of our directors and executive officers as a group. Such information is based on data furnished by the persons named. Except as set forth in the following table, no director or executive officer beneficially owned 1% or more of any class of equity security of the Company or any of its subsidiaries outstanding at March 28, 2005. Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares reported.

	No. of		Voting
Name of Beneficial Owner	Shares(1)	Percent	Power(2)

Alan R. Spachman	3,080,000	14.3%	16.2%
David W. Michelson	88,000	*	*
Terry E. Phillips	80,000	*	*
Gary N. Monda(3)	85,100	*	*
Eric J. Raudins	64,000	*	*
Donald D. Larson	1,000	*	*
Keith A. Jensen	500	*	*
Gary J. Gruber	1,000	*	*
Joel Schiavone	125,000	*	*
Theodore H. Elliott, Jr.	215,200	1.0%	1.1%
James C. Kennedy	1,000	*	*
K. Brent Somers	0	*	*
All Directors and Officers as a group (13 persons)	3,767,700	17.5%	19.8%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act and generally includes voting and investment power with respect to securities, subject to community property laws, where applicable. The table also includes the number of common shares that may be acquired pursuant to options that are currently exercisable or will be exercisable within 60 days of March 28, 2005 (Spachman — 0; Michelson — 0; Phillips — 0; Monda — 16,000; Raudins — 40,000).

(2)	Does not include shares held by our subsidiary, National Interstate Insurance Company. Under Ohio law, shares held by an issuer’s wholly-owned subsidiary do not have voting rights and are not counted for quorum purposes.

(3)	Gary N. Monda holds 83,500 shares directly, in which he has sole voting and dispositive power. He additionally holds 1,600 shares indirectly (by Children), in which he has shared voting and dispositive power.
Equity Compensation Plan Information
      The following reflects certain information about shares of National Interstate Corporation Common Stock authorized for issuance, as of December 31, 2004, under compensation plans:

Number of Securities Available
	Number of Securities to		for Future Issuance Under
	be Issued Upon	Weighted-Average	Equity Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities
Equity Compensation Plans	Outstanding Options	Outstanding Options	Reflected in Column (a))

	(a)	(b)	(c)
Approved by shareholders	417,600	1.69	920,400
Not approved by shareholders	none	N/A	none

COMPENSATION
      The following table sets forth information with respect to the annual and long-term compensation earned by our President and by our next four highest paid executive officers for the years ended December 31, 2004, December 31, 2003 and December 31, 2002. We refer to our President and these officers together as “our named executive officers.” Bonuses are for the year shown regardless of when paid.
Summary Compensation Table

		Annual Compensation
					All Other
Name and Position	Year	Salary	Bonus(1)		Compensation(17)

Alan R. Spachman	2004	$312,000	$249,092	(2)	$7,500
Chairman of the Board and President	2003	300,000	109,127	(3)	5,950
	2002	286,400	0	(4)	4,341
David W. Michelson	2004	200,000	164,153	(5)	7,500
Senior Vice President, Commercial Lines	2003	190,000	78,296	(6)	5,950
	2002	178,500	7,441	(7)	3,969
Terry E. Phillips	2004	160,000	140,346	(8)	7,500
Vice President, Claims	2003	152,000	61,662	(9)	5,406
	2002	145,000	8,268	(10)	4,058
Gary N. Monda	2004	151,317	80,626	(11)	6,985
Vice President and Chief Financial Officer	2003	146,200	38,880	(12)	5,151
	2002	140,600	5,374	(13)	3,960
Eric J. Raudins	2004	151,929	75,340	(14)	7,379
Vice President, Personal Lines	2003	147,000	48,563	(15)	5,346
	2002	141,300	10,249	(16)	3,496

(1)	Bonuses are tied to our underwriting performance measured on an accident-year basis, adjusted annually, and are payable over a five-year period. The executive must be employed by us when the bonus is paid in order to be entitled to receive such bonus award.

(2)	Amount in table excludes bonuses of $242,854 due to Mr. Spachman as of December 31, 2004 contingent upon his employment when the bonuses are paid in 2005 through 2009.

(3)	Amount in table excludes bonuses of $115,546 due to Mr. Spachman as of December 31, 2003 contingent upon his employment when the bonuses are paid in 2004 through 2008.

(4)	Amount in table excludes bonuses of $29,167 due to Mr. Spachman as of December 31, 2002 contingent upon his employment when the bonuses are paid in 2003 through 2007.

(5)	Amount in table excludes bonuses of $121,393 due to Mr. Michelson as of December 31, 2004 contingent upon his employment when the bonuses are paid in 2005 through 2009.

(6)	Amount in table excludes bonuses of $83,599 due to Mr. Michelson as of December 31, 2003 contingent upon his employment when the bonuses are paid in 2004 through 2008.

(7)	Amount in table excludes bonuses of $18,750 due to Mr. Michelson as of December 31, 2002 contingent upon his employment when the bonuses are paid in 2003 through 2007.

(8)	Amount in table excludes bonuses of $107,472 due to Mr. Phillips as of December 31, 2004 contingent upon his employment when the bonuses are paid in 2005 through 2009.

(9)	Amount in table excludes bonuses of $63,794 due to Mr. Phillips as of December 31, 2003 contingent upon his employment when the bonuses are paid in 2004 through 2008.

(10)	Amount in table excludes bonuses of $20,833 due to Mr. Phillips as of December 31, 2002 contingent upon his employment when the bonuses are paid in 2003 through 2007.

(11)	Amount in table excludes bonuses of $59,951 due to Mr. Monda as of December 31, 2004 contingent upon his employment when the bonuses are paid in 2005 through 2009.

(12)	Amount in table excludes bonuses of $40,089 due to Mr. Monda as of December 31, 2003 contingent upon his employment when the bonuses are paid in 2004 through 2008.

(13)	Amount in table excludes bonuses of $13,542 due to Mr. Monda as of December 31, 2002 contingent upon his employment when the bonuses are paid in 2003 through 2007.

(14)	Amount in table excludes bonuses of $50,942 due to Mr. Raudins as of December 31, 2004 contingent upon his employment when the bonuses are paid in 2005 through 2009.

(15)	Amount in table excludes bonuses of $47,414 due to Mr. Raudins as of December 31, 2003 contingent upon his employment when the bonuses are paid in 2004 through 2008.

(16)	Amount in table excludes bonuses of $14,584 due to Mr. Raudins as of December 31, 2002 contingent upon his employment when the bonuses are paid in 2003 through 2007.

(17)	Amounts include profit sharing contributions to our 401(k) plan.
Aggregated Option Exercises in 2004 and 2004 Year-End Option Values
      The following table shows the total number of shares underlying options for our common shares exercised in 2004 and the value at December 31, 2004 of outstanding options for our common shares held by our named executive officers:

			Number of Shares	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired on	Value	Options at FY-End	Options at FY-End(1)
Name	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Alan R. Spachman	100,000	$292,000	0/0	$0/$0
David W. Michelson	70,400	208,384	17,600/0	$221,056/$0
Terry E. Phillips	64,000	189,440	16,000/0	$200,960/$0
Gary N. Monda	64,000	189,440	16,000/0	$200,960/$0
Eric J. Raudins	24,000	63,600	40,000/16,000	$490,000/$196,000

(1)	There was no public trading market for our common shares as of December 31, 2004. For purposes of this table, the value of the in-the-money options has been calculated on the basis of the initial public offering price of $13.50 per share, less the applicable exercise price per share, multiplied by the number of shares underlying the options.
COMPENSATION COMMITTEE REPORT
      The Compensation Committee of the Board of Directors consists of three directors, none of whom is an employee of National Interstate Corporation or any of its subsidiaries. The Committee’s functions include reviewing and making recommendations to the Board of Directors with respect to the executive compensation program of National Interstate Corporation’s executive officers. The term “executive officers” currently includes the President and Chairman of the Board, Senior Vice President Commercial Lines, Vice President Claims, Vice President Personal Lines, Vice President Secretary and Vice President Chief Financial Officer. The Compensation Committee has the exclusive authority to approve bonuses and award salary adjustments, as well as grant options to purchase common shares under National Interstate Corporation’s Long Term Incentive Plan to employees of National Interstate Corporation and its subsidiaries, including executive officers.
Compensation of Executive Officers
      National Interstate Corporation’s compensation policy for all executive officers of National Interstate Corporation has three principal components: annual base salary, annual incentive bonuses and Long Term Incentive Plan awards. Before decisions were made regarding 2004 compensation for the executive officers, the Company’s President made recommendations to the Committee, based on National Interstate Corporation’s underwriting results for the preceding accident year and each executives’ performance relative to their individual objectives. The Committee deliberated, formed its salary and bonus recommendations, and presented them to the full Board for its review and approval. The appropriate peer group analysis was performed to insure the reasonableness of the determinations. The compensation decisions discussed in this report conformed with recommendations made by the President and approved by the Committee.
      Annual Base Salaries. The Compensation Committee approved annual base salaries for the executive officers that it considered appropriate for each officer’s position and responsibilities. The Committee approved the 2004 salary of the President, noting that such salary represented a 4.0% increase over the salary that had been in effect for the prior year. The Committee approved the 2004 salaries for the Vice Presidents, noting that the 2004 salary increases ranged from 3.5% to 5.3% over the prior year.
      Annual Management Bonuses. As has been the case for more than ten years, the Compensation Committee, working with the President, administered the annual bonus plan for 2004 for the President and Vice Presidents that makes a substantial portion of their total compensation dependent on the Company’s underwriting profit as well as pre-established performance objectives specific to each executive officer. The bonuses paid in 2004 were based on accident year results for 1999 through 2003 as defined by the plan.
      Under the management bonus plan, the annual bonus pool is calculated based on underwriting performance measured on an accident year basis, adjusted annually, and paid over a five-year period. The bonus pool is shared among approximately thirty managers including the President and other executive officers. The participant must be employed by the Company when the bonus is paid in order to be entitled to receive such bonus awards. Each accident year bonus pool is calculated using a predetermined formula applied to the underwriting profit. The maximum bonus pool of $2.1 million was achieved for the 2003 accident year using the formula that contains limits based on earned premium and combined ratio. Each participant has a bonus target expressed as a percentage of their salary. The President recommends to the Committee an allocation of the annual accident year bonus pool to the participants, considering the individual’s bonus target and contributions relative to their individual performance objectives. For the 2003 accident year bonus pool, the Committee approved an allocation of 21.0% to the President and allocations ranging from 5.0% to 10.0% to the other executive officers. In 2004, the President received a bonus of $249,092 that represented amounts awarded for the accident years 1999 — 2003.
      Long Term Incentive Plan Awards. Incentive awards, including stock options, represent an important part of National Interstate Corporation’s performance-based compensation system. The Compensation Committee believes that National Interstate Corporation shareholders’ interests are well served by aligning National Interstate Corporation’s executives’ interests with those of its shareholders through the award of incentive compensation like stock options. The Committee has several alternatives under National Interstate Corporation’s Long Term Incentive Plan and has historically chosen to grant stock options at an exercise price equal to the fair market value of common shares on the date of grant that vest over a five-year period at a rate of 20.0% per year. The Committee believes that these features provide the Company’s executives with substantial incentive to maximize National Interstate Corporation’s long-term success. In 2004, an aggregate of 245,000 qualified stock options were authorized for grant to the President and certain other executive officers effective with the public offering that was completed in February 2005. Additional options effective with the public offering were also authorized at that time to certain officers of National Interstate Corporation’s insurance subsidiary who are not part of the executive group. All of such options were granted in 2005.

Members of the Compensation Committee:

Theodore H. Elliott, Jr.
Keith A. Jensen
Donald D. Larson
K. Brent Somers

Compensation Committee Interlocks and Insider Participation
      Messrs. Larson and Jensen are executive officers of American Financial Group, Inc. or one of its affiliates. None of our executive officers has served as a director or member of the Compensation Committee (or other Committee serving an equivalent function) of another company whose executive officer has served on our Compensation Committee or Board of Directors. None of the members of the Compensation Committee are current or former officers or employees of the Company.
Share Performance
      Our common shares were not registered pursuant to Section 12 of the Exchange Act as of December 31, 2004. Shares of National Interstate Corporation were sold in an initial public offering on January 28, 2005 at $13.50 per share. The closing price of National Interstate shares on March 28, 2005, the record date for the annual meeting, was $17.38. Shares are traded on the NASDAQ National Market under the symbol NATL.
Directors’ Compensation
      Each director who is also our employee or an employee of American Financial Group, Inc. or Great American Insurance Company does not receive any compensation for serving as a director. Each independent director receives an annual retainer of $20,000. The chairperson of the Audit Committee receives an additional $7,500 annual retainer, the chairperson of the Compensation Committee an additional $5,000 annual retainer and the chairperson of the Nominating/ Governance Committee an additional $2,500 annual retainer. Independent directors receive $1,500 for each Board and committee meeting attended in person and $1,000 for each Board and committee meeting attended via telephone. The independent directors do not receive multiple fees if a committee meeting is held on the same day or within one day of a Board meeting. Independent directors are reimbursed for reasonable travel expenses incurred in connection with their services as directors. Our independent directors are eligible to receive awards, such as stock options and restricted stock under our Long Term Incentive Plan for their services as directors. Such grants will be determined by our Board of Directors upon recommendation from the Compensation Committee.
Certain Relationships and Related Transactions
      We are party to several agreements with Great American Insurance Company, our largest shareholder, relating to reinsurance and underwriting. The terms of these agreements, as described below, were negotiated by National Interstate and Great American Insurance Company. We believe that the terms of these agreements are comparable to those that we could obtain from independent third parties. Additionally, we have entered into an agreement with Great American Insurance Company and Alan Spachman, our Chairman and President, relating to registration rights and rights of first refusal to buy back their shares in certain circumstances. Our Board of Directors has approved the terms of these agreements.

Reinsurance, Underwriting and Other Arrangements
      Effective November 1, 1989, we became a party with Great American Insurance Company to an Underwriting Management Agreement pursuant to which we agreed to underwrite and service policies of insurance related to public commercial transportation and recreation vehicles for a fee. Currently, under the terms of the agreement, we pay Great American Insurance Company a fee based on a percentage ranging from 1.5% to 3.0% of written premiums. The written premiums totaled approximately $9.5 million in 2004. During 2004, the fees we paid to Great American Insurance Company under this agreement were approximately $0.3 million. Great American Insurance Company, its affiliated insurance companies and National Interstate are also parties to a Reinsurance Agreement dated November 1, 1989 pursuant to which we assume all of the risk and exposure on the polices we administer under the terms of the Underwriting Management Agreement. We anticipate that these agreements will remain in force under the same terms and conditions for the foreseeable future. However, pursuant to its terms, the Underwriting Management Agreement may be terminated without cause by either party from time to time and is terminable immediately upon termination of the related reinsurance treaty or if we no longer employ Mr. Spachman. Additionally,

Great American Insurance Company, or its parent American Financial Group, Inc., perform certain services for us without charge including, without limitation, actuarial and internal audit services. We believe, based on discussions with Great American Insurance Company, that these services will continue to be provided from the affiliated entity in the future.

Registration Rights Agreement and Right of First Refusal
      Upon the completion of our initial public offering, we entered into an agreement with Great American Insurance Company and our Chairman and President, Alan Spachman, pursuant to which we granted each of them registration rights in exchange for our right of first refusal to buy back their shares in connection with certain proposed sales of their common shares. Our right of first refusal will be triggered by any gift, bequest, sale, exchange, transfer, assignment or other disposition of all or any portion of the common shares owned, whether beneficially or of record, by either of Mr. Spachman or Great American Insurance Company, other than the transfer of shares (1) in a charitable gift or a bequest, without consideration, so long as the number of common shares transferred to one person or group of related persons as a result of such gift or bequest or series of related gifts or bequests is less than 10.0% of our total issued and outstanding common shares immediately prior to such gift, (2) pursuant to an underwriting agreement, a purchase agreement or similar arrangement to which we and Great American Insurance Company and/or Mr. Spachman are party relating to an underwritten public offering of our common shares, (3) in a public or privately negotiated sale, so long as, to the knowledge of the selling shareholder, each purchaser in such negotiated sale or series of negotiated sales, either alone or as a member of a group of related or affiliated purchasers, will not be the beneficial owner of 10.0% or more of our total issued and outstanding common shares immediately following such sale, (4) pursuant to a tender offer or exchange offer approved or recommended by at least two-thirds of our shareholders, or (5) to any trust or other entity, for financial planning or estate planning purposes, without consideration, the primary beneficiary of which is Mr. Spachman or his lineal descendants.
      Under the registration rights agreement, beginning 180 days after the completion of our initial public offering, both Great American Insurance Company and Alan Spachman will have the right to require us, subject to certain limitations, to register under the Securities Act of 1933, the common shares owned by such shareholder and their respective transferees for sale in a public offering. This includes a right to require us, following the one-year anniversary of this offering, to use our best efforts to register their common shares on a shelf registration. The number of demand registrations is unlimited; however, in each case, the shares that the shareholders and their respective transferees intend to sell must have an expected aggregate price to the public of at least $5 million.
      If we propose to file a registration statement covering our common shares (other than a registration statement with respect to our benefit plans or with respect to a business combination), both Great American Insurance Company and Alan Spachman will have the right to include common shares held by them or their transferees in the registration, subject to certain limitations.
      We have agreed to pay all costs and expenses incurred relating to one demand registration and a shelf registration, except in limited circumstances. All other costs and expenses, such as costs of separate legal counsel, underwriters’ or brokers’ discounts, commissions and transfer taxes, or printing expenses and blue sky fees incurred through an underwritten shelf registration, would be borne by the selling shareholder. This agreement also contains customary terms and provisions with respect to, among other things, registration procedures and rights to indemnification in connection with the registration of the common shares on behalf of Great American Insurance Company or Alan Spachman.

Loan to Executive Officer
      At December 31, 2003, we held a $1,100,000 promissory note from Alan Spachman, our Chairman and President that was renewed in 2004 in accordance with the terms of the loan. The note bore interest at the prime rate as listed in the Wall Street Journal on the first business day of each month, less 0.75%. The note was secured by a pledge of 1,400,000 of our common shares held by Mr. Spachman and the repayment date had been extended to December 31, 2004. On September 14, 2004, Mr. Spachman paid us $1,107,444 to satisfy the promissory note in full including all accrued interest.

Family Relationships
      Brian Spachman, the son of our Chairman and President, Alan Spachman, is a licensed insurance agent and sales representative at Explorer RV Insurance Agency, Inc., one of our subsidiaries.
COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS
      The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating/ Governance Committee.
      Audit Committee. The Audit Committee performs the following functions, among others:

•	selects our independent accountants;

•	reviews the results and scope of the independent accountants’ audit and the services provided by the independent accountants;

•	reviews compliance with legal and regulatory requirements;

•	evaluates our audit and internal control functions; and

•	ensures the integrity of our financial statements.
      The Audit Committee consists of three independent Directors, Mr. Elliott, Mr. Schiavone, and Mr. Somers, who serves as the chairperson of the Audit Committee. The Committee met three times in 2004. The Board of Directors has determined that all of the members of the Audit Committee are independent in accordance with Nasdaq National Market’s listing standards and Securities and Exchange Commission regulations. Each member of the Audit Committee is able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flows statements. The Board of Directors has determined that Mr. Somers is an “audit committee financial expert” as that term is defined in Securities and Exchange Commission regulations. The Board of Directors approved and adopted a written charter for the Audit Committee that is provided as Appendix A to this proxy statement. We will provide a copy of the Audit Committee Charter to any investor free of charge upon written request.
      Compensation Committee. The Compensation Committee performs the following functions, among others:

•	administers our equity compensation plans, including our Long Term Incentive Plan;

•	recommends and approves salaries and incentive compensation for our executive officers and managers;

•	reviews corporate goals and objectives relative to executive compensation;

•	evaluates our President’s performance in light of corporate objectives; and

•	sets our President’s compensation based on the achievement of corporate objectives.
      The Compensation Committee is comprised of the following four Directors, two of whom are independent: Mr. Elliott, Mr. Jensen, Mr. Larson and Mr. Somers. The Committee has not yet appointed a chairperson of the Compensation Committee. The Committee met one time in 2004.
      Nominating/ Governance Committee. The Nominating/ Governance Committee performs the following functions, among others:

•	develops criteria for Director selection;

•	recommends to the full Board of Directors the Director-nominees to stand for election at annual meetings of shareholders; and

•	recommends to the Board of Directors our corporate governance principles.

      The Nominating/ Governance Committee is comprised of the following four Directors, one of whom is independent: Mr. Gruber, Mr. Kennedy, Mr. Larson and Mr. Schiavone. We are not required to have a majority of independent directors on our Nominating/ Governance Committee as would otherwise be required by the rules of the Nasdaq National Market because of the “controlled company” exemption from these rules that applies to companies where more than 50% of the shareholder voting power is held by an individual, a group or another company. The Committee has not yet appointed a chairperson of the Nominating/ Governance Committee. The Committee did not meet in 2004. All duties of the Nominating/ Governance Committee were fulfilled by the entire Board of Directors in 2004.
Director Attendance Policy
      The Company expects its directors to attend meetings of shareholders. All of the Company’s directors attended at least 75.0% of the Board meetings and at least 75.0% of the committee meetings for the committees on which he served.
AUDIT COMMITTEE REPORT
      The Audit Committee is comprised of three directors, each of whom is experienced with financial statements and has past accounting or related financial management experience. Each of the members of the Audit Committee is independent as defined by the Nasdaq National Market listing standards. The Board has determined that K. Brent Somers is an “audit committee financial expert” as defined under applicable Securities and Exchange Commission regulations.
      The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to shareholders and others, the systems of internal control which management has established, and the audit process. The members of the Committee are K. Brent Somers (Chairman), Theodore H. Elliott, Jr. and Joel Schiavone.
      Management is responsible for the Company’s internal controls and the financial reporting process. The registered independent public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes. Additionally, the Audit Committee engages the Company’s independent accountants.
      The Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).
      The Company’s independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and disclosures required by the Audit Committee Charter, and the Committee discussed with the independent accountants that firm’s independence. As part of its discussions, the Committee determined that Ernst & Young was independent of the Company.

      Based on the Committee’s discussions with management and the independent accountants and the Committee’s review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Members of the Audit Committee:

K. Brent Somers, Chairman
Theodore H. Elliott, Jr.
Joel Schiavone
Audit Committee Pre-Approval Policies
      The Audit Committee has adopted policies that require its approval for any audit and non-audit services to be provided to National Interstate Corporation by the registered independent public accounting firm. The Audit Committee delegated authority to the Committee Chairman to approve certain non-audit services. Pursuant to these procedures and delegation of authority, the Audit Committee was informed of and approved all of the audit and other services described above. No services were provided with respect to the de minimus waiver process provided by rules of the Securities and Exchange Commission.
NOMINATIONS AND SHAREHOLDER PROPOSALS
      In accordance with the Company’s Amended and Restated Code of Regulations (the “Regulations”), the only director candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder who has complied with the procedures set forth in the Regulations. Shareholders will be afforded a reasonable opportunity at the meeting to nominate candidates for the office of director. However, the Regulations require that a shareholder wishing to nominate a director candidate must have first given the Secretary of the Company at least 60 days and not more than 90 days prior to the annual meeting date written notice setting forth or accompanied by (1) the name and residence of the shareholder and of each nominee specified in the notice, (2) a representation that the shareholder was a holder of record of the Company’s voting shares and intended to appear, in person or by proxy, at the meeting to nominate the persons specified in the notice and (3) the consent of each such nominee to serve as director if so elected.
      The Proxy Form used by National Interstate Corporation for the annual meeting typically grants authority to the presiding officer to determine in his discretion whether business sought to be brought before any annual meeting or special meeting of the shareholders is properly presented at the meeting as to which adequate notice has not been received. In order for a notice to be deemed adequate for the 2006 annual meeting, it must be received by February 7, 2006. Any shareholder who wishes to submit a proposal to be considered for inclusion in next year’s Proxy Statement should send the proposal to National Interstate Corporation, addressed to the Secretary, so that it is received on or before the close of business on the sixtieth calendar day prior to next year’s annual meeting or approximately December 29, 2005. We suggest that all proposals be sent by certified mail, return receipt requested.
      Additionally, a shareholder may submit a proposal for consideration at the 2006 Annual Meeting of Shareholders, but not for inclusion in next year’s Proxy Statement, if the shareholder gives timely written notice of such proposal in accordance with Section 8(c) of the Regulations. In general Section 8(c) provides that, to be timely, a shareholder’s notice must be delivered to National Interstate Corporation’s principal executive offices not less than 60 or more than 90 days prior to the annual meeting date.
      Our proxy materials for the 2005 Annual Meeting of Shareholders will be mailed on or about April 28, 2005. Our proxies for the 2006 Annual Meeting of Shareholders will confer discretionary authority to vote on any matter if we do not receive timely written notice of such matter in accordance with Section 8(c). For business to be properly requested by a shareholder to be brought before the 2006 Annual Meeting of Shareholders, the shareholder must comply with all of the requirements of Section 8(c), not just the timeliness requirements set forth above.
      The Company’s Nominating/ Governance Committee is responsible for, among other things, establishing criteria for selecting new directors, identifying individuals qualified to be Board members as needed, and recommending to the Board director nominees for the next annual meeting of shareholders. The charter of the Nominating/ Governance Committee is available at the Company’s website, www.nationalinterstate.com. Nominees for directorship will be recommended by the Nominating/ Governance Committee to the Board in accordance with the principles in its charter. When considering an individual candidate’s suitability for the Board, the Nominating/ Governance Committee will evaluate each individual on a case-by-case basis. Although the Committee does not prescribe minimum qualifications or standards for directors, candidates for Board membership should have the highest personal and professional integrity, demonstrated exceptional ability and judgment, and availability and willingness to take the time necessary to properly discharge the duties of a director. The Committee will make its determinations on whether to nominate an individual based on the Board’s then-current needs, the merits of each such candidate and the qualifications of other available candidates. The Committee will have no obligation to respond to shareholders who propose candidates that it has determined not to nominate for election to the Board, but the Committee may do so in its sole discretion. The Committee evaluates each candidate utilizing the same criteria, whether such candidate was nominated by the Board or a shareholder.
      The Nominating/ Governance Committee did not seek, nor did it receive the recommendation of any of the director candidates named in this proxy statement from any shareholder, non-management director, executive officer or third-party search firm in connection with its own approval of such candidates. The Company has not paid any fee to a third party to assist it in identifying or evaluating nominees.
COMMUNICATIONS WITH DIRECTORS
      The Board of Directors has adopted procedures for shareholders to send written communications to an individual director or the Board as a group. Such communications must be clearly addressed either to the Board of Directors or any or all of the non-management directors, at the election of the shareholder, and sent to the following, who will forward any communications so received:
National Interstate Corporation
Secretary
3250 Interstate Drive
Richfield, Ohio 44286
CODE OF ETHICS AND CONDUCT
      The Company’s Board of Directors adopted a Code of Ethics and Conduct applicable to the Company’s directors, officers and employees. The Code of Ethics and Conduct is available at www.nationalinterstate.com and upon written request to the Company’s Secretary, the address of whom is set forth immediately above. The Company intends to disclose amendments and any waivers to the Code of Ethics on its website.

APPENDIX A
NATIONAL INTERSTATE CORPORATION
AUDIT COMMITTEE CHARTER
Authority

•	The Board of Directors, by resolution dated June 26, 1989, established the Audit Committee.

•	The Audit Committee Charter was adopted by the Board on October 18, 2004.
Purpose

•	To assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders relating to corporate accounting, financial reporting practices of the Company, and financial and internal controls;

•	To assist the Company in maintaining the integrity of the Company’s financial statements;

•	To maintain effective working relationships with the Board of Directors and oversight of the independent auditors and financial management of the Company; and

•	To review potential conflicts of interests.
Structure and Membership
      The Committee shall be comprised of no fewer than three Directors appointed by the Board (upon recommendation of the Nominating/ Governance Committee) each of whom is an “independent director” (as defined by the Nasdaq Stock Market, Inc.’s (“NASDAQ”) rules, Section 10A of the Securities and Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the Securities and Exchange Commission’s (the “SEC”) regulations and is able to read and understand financial statements. A Director may not be a member of the Committee if he has participated in the preparation of the Company’s financial statements during the past three years. At least one of the members of the Committee shall be an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Act of 1933, as amended. This Director shall have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background which results in the Director’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
      The Board will appoint the members of the Committee annually and each member will serve until such member’s successor is duly designated or until such member’s earlier resignation or removal. The Board may remove any member of the Committee from the Committee, with or without cause, by a majority vote of the Board. Unless the Board designates a Chairperson of the Committee, the members of the Committee will designate a Chairperson by a majority vote of the full Committee. The Chairperson will chair all regular sessions of the Committee and will set the agendas for Committee meetings.
Duties and Responsibilities
      The Committee is a part of the Board. One of the Committee’s primary responsibilities is to oversee the Company’s financial and accounting management and the independent auditors. It is the responsibility of those parties to ensure that adequate internal controls are in place and that financial reports are completed in conformity with generally accepted accounting principles. The Committee is also responsible for advancing the professional and ethical conduct of the Company’s Directors and officers.

Audit and Financial Information Review Procedures
      The Committee will:

•	Review the Company’s annual audited financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s filings with the SEC with management and the independent auditors prior to the release of earnings and the Company’s quarterly financial statements prior to filing or distribution to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to shareholders;

•	Review the Company’s quarterly financial results, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s filings with the SEC with management and the independent auditors prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. The Chairperson of the Committee may represent the entire Audit Committee for purposes of this review;

•	Recommend to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for submission to the SEC;

•	Review and discuss, at least annually, a report from the independent accountants as to all critical accounting policies and practices, alternative treatments with financial information within GAAP discussed with management, ramifications of the use of alternative disclosures, the treatment preferred by the independent accountants in each instance, management letters and other communications;

•	In consultation with management and the independent auditors, consider the integrity of the Company’s financial reporting process and internal controls. Discuss the adequacy of such internal controls and the absence of any material weakness in them. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors with management’s responses; and

•	Review with the independent auditors the quality of the Company’s financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent auditors to the Company’s needs.
Independent Auditors
      The Committee will:

•	Review the independence and performance of the independent auditors, confirm that the independent auditors are ultimately accountable to the Board of Directors and the Committee, and that the Committee, in its capacity as a committee of the Board of Directors, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors;

•	Recommend annually to the Board of Directors the appointment of the independent auditors;

•	Establish policies for the pre-approve of all audit and non-audit services and their accompanying fees and other significant compensation to be paid to the independent auditors;

•	Provide appropriate information for inclusion in the Company’s periodic reports filed with the SEC relating to all approvals of non-audit services to be performed by the Company’s independent auditors;

•	Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company and annually review and discuss with the independent auditors all significant relationships they have with the Company that could impair the independent auditors’ objectivity and independence;

•	Determine whether the provision of non-audit services by the independent auditors is compatible with maintaining their independence;

•	Establish and maintain clear hiring policies for employees or former employees of the Company’s independent auditors;

•	Annually confirm that the independent auditors meet the NASDAQ requirements relating to peer reviews pursuant to its Rule 4350(k);

•	Review the independent auditors’ audit plan and discuss scope, staffing, locations, reliance on management and their general audit approach;

•	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

•	Resolve disagreements between management and the independent auditors regarding financial reporting; and

•	Ensure that the lead audit partner of the Company’s independent auditors and the audit partner responsible for reviewing the audit are rotated off the audit at least every five years with a five-year cooling-off period. Ensure that all audit partners are rotated off the audit at least every seven years with a two-year cooling-off period.
Reports and Minutes
      The Committee will:

•	Report regularly to the Board (i) following meetings of the Committee, (ii) with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities, and (iii) with respect to such recommendations as the Committee may deem appropriate. The report to the Board may take the form of an oral report by the Chairperson or any other member of the Committee designated by the Committee to make such a report;

•	Provide the Audit Committee report to be included in the Company’s proxy statement for its annual meeting of shareholders, as required by federal securities laws; and

•	Maintain minutes and other records of meetings and activities of the Committee, as appropriate under Ohio law.
General
      The Committee will:

•	Review and approve all related party transactions (transactions required to be disclosed under Item 404 of Regulation S-K);

•	Consider and review possible conflicts of interest of current or former Directors and executive officers;

•	Perform any activities beyond those enumerated herein consistent with this Charter, the Company’s Code of Regulations and governing law, as the Committee or the Board of Directors deems necessary;

•	If the Committee determines it to be appropriate and in the best interest of the Company and its shareholders to carry out its duties, institute special investigations and/or hire special counsel, advisors, or experts;

•	Provide appropriate funding for payment of outside advisors and expenses incurred by the Committee;

•	Review significant accounting and reporting issues and legal and regulatory pronouncements, and understand their impact on the financial statements of the Company;

•	Establish and maintain procedures for the Committee to receive all employee complaints relating to accounting, internal accounting controls and auditing matters pursuant to Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	Periodically review with the Company’s General Counsel any legal or regulatory matters that may have a material impact on the Company’s financial statements or compliance programs and any material pending claims and litigation involving the Company as a defendant;

•	Periodically report to the Board of Directors as appropriate on the status and results of major capital projects and other major business transactions;

•	Annually review and update, as necessary, the Committee’s Charter and determine if the Committee has satisfied its responsibilities under the Charter during the year; and

•	Review, on an annual basis, the performance of the Committee.
Committee Meetings and Action

•	A majority of the Committee members will be a quorum for the transaction of business.

•	The action of a majority of those present at a meeting at which a quorum is present will be an act of the Committee.

•	Any action that may be taken at a meeting of the Committee will be deemed the action of the Committee if all of the Committee members execute a written consent and the consent is filed with the Corporate Secretary.

•	The Company’s Chief Financial Officer will be the management liaison to the Committee.

•	The Corporate Secretary shall be responsible for keeping minutes of the Committee meetings. The Committee will meet at least four times a year and at such other times as may be requested by its Chairperson and will routinely meet in executive session to review such matters as the Committee, in its discretion, determines to be appropriate.

3250 Interstate Drive       ●       Richfield, Ohio 44286-9000
www.nationalinterstate.com

c/o National City Bank
Corporate Trust Operations
Locator 5352
P. O. Box 92301
Cleveland, OH 44101-4301

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This Proxy is Solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 24, 2005

The undersigned hereby appoints Alan R. Spachman and Gary N. Monda, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all the Common Shares of National Interstate Corporation held of record by the undersigned on March 28, 2005, at the Annual Meeting of Shareholders to be held on May 24, 2005, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present. Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated April 28, 2005, is hereby acknowledged.

Dated:	, 2005

Signature

Signature if held jointly

Please sign as your name appears hereon. If shares are held jointly, all holders must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE — NO POSTAGE NECESSARY

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

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NATIONAL INTERSTATE CORPORATION	PROXY

This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR the nominees described in Proposal 1 and FOR Proposal 2.

The Board of Directors recommends a vote FOR the election of nominees as director and FOR Proposal 2.

1.	Election of Class I Directors

Nominees: Theodore H. Elliott, Jr. Gary J. Gruber Donald D. Larson K. Brent Somers

❑	FOR all nominees listed above	❑	WITHHOLD AUTHORITY
	(except as marked to the contrary below).		to vote for all nominees listed above

Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

2.	Ratification of the appointment of Ernst & Young as independent public accounts for 2005.

❑	FOR	❑	AGAINST	❑	ABSTAIN

3.	In their discretion, to vote upon such other business as may properly come before the meeting.